AMENDMENT NO. 17                          EX-7o
                                     to the

                   VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

                            EFFECTIVE JANUARY 1, 2002

                                     Between

                     JACKSON NATIONAL LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")

                                       and

                        ACE TEMPEST LIFE REINSURANCE LTD.
                                  ("REINSURER")


Effective April 6, 2009, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to add new Guaranteed Minimum Death Benefit forms designed to handle conversions of older GMDBs, to remove references to the Perspective Rewards product which was never sold with GMIB, and to update the reinsurance premium rates both for policies with these new Guaranteed Minimum Death Benefits and for elimination of Tier 1 and Tier 2 rates for GMIB Forms 7344 and 7365, with issue dates on or after 5/3/2004. To effect these changes, the following provisions of this Agreement are hereby amended:

o Schedule B-1, CONTRACTS SUBJECT TO THIS REINSURANCE AGREEMENT, Amendment #9, is hereby replaced by the attached Schedule B-1.

o Schedule D, QUARTERLY RE PREMIUM RATE BY CONTRACT TYPE AND GMIB TYPE, Amendment #4, is hereby replaced by the attached Schedule D.




Jackson National Life Insurance Company      ACE Tempest Life Reinsurance Ltd.

By  ___Lisa C. Drake_____________            By  ___Huan Tseng_____________

Name__Lisa C. Drake_____________             Name__Huan Tseng_____________

Title  __SVP & Chief Actuary_______          Title  _SVP & Chief Pricing Officer

Date __6/15/2009_________________            Date__June 4, 2009______________





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                                  SCHEDULE B-1

             ANNUITY CONTRACTS Subject to this Reinsurance Agreement

PERSPECTIVE II AND FIFTH THIRD PERSPECTIVE II

o VA250 is an individual flexible premium variable and fixed annuity VA250 8/03 replaced VA250
     VA250 5/04 replaced VA250 8/03
     VA220 replaced VA250 5/04 effective 10/04

o VA250G is a group flexible premium variable and fixed annuity VA250G 8/03 replaced VA250G
     VA250G 5/04 replaced VA250G 8/03
     VA220G replaced VA250G 5/04 effective 10/04

o    This product has three Contract options:
     o    Separate Account Investment Division option;
     o    Fixed Account Option; and
     o    Indexed Fixed Option (not available on VA220 and VA220G).

A) SEPARATE ACCOUNT INVESTMENT DIVISION OPTION

o This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.

o    Separate Account I is used for this Contract.

o The Separate Account invests in shares of one of the corresponding Series of the underlying fund of the JNL Series Trust and JNL Variable Fund LLC (see Schedule B-2).

B) OPTIONAL BENEFITS

FORM NUMBER    POLICY DESCRIPTION
7345           Earnings Protection
7360           Earnings Protection effective 10/4/2004
7427 08/03     Death Benefit Option (4% Rollup)
7461           Death Benefit Option (4% Rollup) effective 10/4/2004
7341           Death Benefit Option (5% Rollup)
7341 08/03     Death Benefit Option (5% Rollup)
7463           Death Benefit Option (5% Rollup) effective 10/4/2004
7340           Death Benefit Option (HAV)
7340 08/03     Death Benefit Option (HAV)
7470           Death Benefit Option (HAV) effective 10/4/2004
7428 08/03     Death Benefit Option (Comb HAV and 4% Rollup)
7462           Death Benefit Option (Comb HAV and 4% Rollup) effective 10/4/2004
7342           Death Benefit Option (Comb HAV and 5% Rollup)
7342 08/03     Death Benefit Option (Comb HAV  and 5% Rollup)
7464           Death Benefit Option (Comb HAV and 5% Rollup) effective 10/4/2004
7595           Death Benefit Option (HQV) effective 4/6/2009
7596           Death Benefit Option (5% Rollup) effective 4/6/2009
7597           Death Benefit Option (Comb HQV and 5% Rollup) effective 4/6/2009
7598           Death Benefit Option (6% Rollup) effective 4/6/2009
7599           Death Benefit Option (Comb HQV and 6% Rollup) effective 4/6/2009
7349           Additional Free Withdrawal
7343           Shortened W/D Charge Period (5 years)
7465           Shortened W/D Charge Period (5 years) effective 10/4/2004
7429           Shortened W/D Charge Period (3 years) - not available for
               contracts issued after 4/30/2006
7466           Shortened W/D Charge Period (3 years) effective 10/4/2004 - not available for contracts issued after 4/30/2006
7346 03/03     Premium Credit (4%)
7348 03/03     Premium Credit (2%)
7352 03/03     Premium Credit (3%)
7344           Guaranteed Monthly Income Benefit (6% Roll-up)
7452           Guaranteed Monthly Income Benefit (5% Roll-up) -
               Effective 5/3/2004
7454           Guaranteed Monthly Income Benefit (5% Roll-up) -
               Effective 10/4/2004

Washington State Only
7471WA Death Benefit Option (3% Rollup) effective 10/4/2004
7472WA Death Benefit Option (Comb HAV and 3% Rollup) effective 10/4/2004 7600AWA Death Benefit Option (3% Rollup) effective 4/6/2009
7601AWA Death Benefit Option (Comb HQV and 3% Rollup) effective 4/6/2009

PERSPECTIVE FOCUS (no longer available for sale as of 5/2004)

o    VA260 is an individual flexible Premium variable and fixed annuity
o    VA260G is a group flexible premium variable and fixed annuity
o    This product has two Contract options:
     o    Separate Account Investment Division option;
     o    Fixed Account Option

A) SEPARATE ACCOUNT INVESTMENT DIVISION OPTION

o This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.

o    Separate Account 1 is used for this Contract.

o The Separate Account invests in shares of one of the corresponding Series of the underlying fund of the JNL Series Trust and JNL Variable Fund LLC (see Schedule B-2).

B) OPTIONAL BENEFITS

FORM NUMBER       POLICY DESCRIPTION
7360              Earnings Max
7361              Death Benefit Option (5% Rollup)
7362              Death Benefit Option (MAV)
7363              Death Benefit Option (Comb)
7364              Premium Credit (2%)
7365              Guaranteed Monthly Income Benefit (6% Roll-up)
7380              Reduced Administration Charge Endorsement





JNL ACE 2002 TREATY SCHEDULE B-1 AMENDMENT # 17

                                   SCHEDULE D

            QUARTERLY RE PREMIUM RATE by CONTRACT TYPE and GMIB TYPE

The Premium rate for reinsurance, subject to the terms and conditions of this Agreement, are guaranteed while the reinsurance coverage is in effect. The premium rate varies by GMIB form number, VALUATION DATE, and whether certain optional death benefits were elected.

CONTRACT TYPES:
       Perspective II, Perspective Focus, Perspective Rewards

GMIB TYPES:
I. GMIB FORMS 7344 AND 7365:

     ANNUITY CONTRACTS with GMDB Form numbers 7340 08/03, 7341 08/03, 7342 08/03, 7427 08/03, 7428 08/03:

   MONTHLY VALUATION DATE                                          RATE
     Before 5/1/2004                                              X.XXXX
     5/1/2004 and later
         Not Converted to DB Form 7596, 7597, 7598, 7599:         X.XXXX
         Converted to DB Form 7596, 7597, 7598, 7599:             X.XXXX


     ANNUITY CONTRACTS with GMDB Form numbers 7340, 7341, 7342, 7361, 7362, 7363, or if no optional death benefit is elected:

   MONTHLY VALUATION DATE                                          RATE
     Before 5/1/2004                                              X.XXXX
     5/1/2004 and later
         Not Converted to DB Form 7596, 7597, 7598, 7599:         X.XXXX
         Converted to DB Form 7596, 7597, 7598, 7599:             X.XXXX


II. GMIB FORM 7452 AND 7454, WITH ISSUE DATES ON OR AFTER 5/3/2004:

     ANNUITY CONTRACTS not converted to GMDB Form numbers 7596, 7597, 7598,
7599:
            RATE
           X.XXXX

     ANNUITY CONTRACTS converted to GMDB Form numbers 7596, 7597, 7598, 7599:
            RATE
          X.XXXX

SCHEDULE D AMENDMENT NO. 17